TÜV

TÜV Rheinland Cert GmbH

BERICHT-NR. 210-36-2112-08

Überprüfung der werkstofflichen Verarbeitung von Kunststoffen in Anlehnung an relevante Kriterien der deutschen Entsorgungsfachbetriebeverordnung/EfbV (auf der Grundlage von §52 Krw-/AbfG), unter Berücksichtigung der LAGA-Richtlinie über die „Anforderungen an Mengenstromnachweise und deren Prüfung durch Sachverständige" vom 17.01.2006 (hier: Verpflichtete gem. §6 Abs. 1,2,3 VerpackV) sowie des Sozialstandards SA-8000. Zusätzlich wurde das für den Standort geltende nationale Recht berücksichtigt.

Für die Firma

Fuqing Topway (Guanwei) Plastics Industrial Co., Ltd.
Fuqing RongQiao Economic and Technological
Development Zone, Taicheng Farm,
Honglu Town, Fuqing City, Fujian, China

TÜV Rheinland Cert GmbH
51105 Köln, Am Grauen Stein, Tel.: 0221/806-1393, Fax: 0221/806-1327

TÜV Rheinland Cert GmbH		TÜV
Prüfbericht		Seite 2 von 6
Bericht-Nr.: 210-36-2112-08		

Firma

Fuqing Topway (Guanwei) Plastics Industrial Co., Ltd.
Fuqing RongQiao Economic and Technological
Development Zone, Taicheng Farm,
Honglu Town, Fuqing City, Fujian, China

1. Prüfobjekt

Standort:

Fuqing Topway (Guanwei) Plastics Industrial Co., Ltd.	GPS:
Fuqing RongQiao Economic and Technological	025°44.090 N
Development Zone, Taicheng Farm,	119°18.372 O
Honglu Town, Fuqing City, Fujian, China	

Überwachungsorganisation:	TÜV Rheinland Cert GmbH
Leitender Auditor und Sachverständiger:	Dipl.-Chem. Bernhard Priesemuth
Zweck des Audits:	( ) Zertifizierungsaudit
	(X) Wiederholungszertifizierung
Datum des Audits:	21.12.08
Datum dieses Berichtes:	15.01.09
Ergebnis des Audits:	**Zertifikat kann erteilt werden.**
Technische Kapazität:	z.Z. 40000 t/a LDPE-Regranulat Output
Nächstes Audit bis:	**20.12.10**

....

Bernhard Priesemuth
Auditor u. Sachverständiger

TÜV Rheinland Cert GmbH		TÜV
Prüfbericht		Seite 3 von 6
Bericht-Nr.: 210-36-2112-08		

Vorbemerkung und Aufgabenstellung

Die TÜV Rheinland Cert GmbH wurde durch die Firma Gebr. Hummel Recycling B.V. / Niederlande beauftragt, eine Re-Zertifizierung gemäß den vorn genannten Anforderungen und Zertifizierungsgrundlagen der TÜV Rheinland Cert GmbH für die technische Überprüfung und Kapazitätsfeststellung von Anlagen zur Verarbeitung von Kunststofffraktionen durchzuführen.

Am 21.12.08 erfolgte das Audit im o.g. Standort mit Durchsicht und Überprüfung der Betriebsdokumente sowie einer Betriebsbegehung. Folgende Personen nahmen am Audit teil:

Herr Chen Min, Chairman of the Board/General Manager, Fuqing Topway (Guanwei) Plastics Industrial Co., Ltd.
Herr Chen, Vice-Director, Fuqing Topway (Guanwei) Plastics Industrial Co., Ltd.
Herr Yau Lam Shui, Director, Wing Cheong Hong Petro-Chemical Co., Ltd.
Herr Priesemuth: Leitender Auditor u. Sachverständiger, TÜV Rheinland Cert GmbH

Während der Betriebsprüfung erfolgte ein ausführlicher Betriebsrundgang mit Besichtigung der Anlagen und Arbeitsbereiche an dem weitere führende Standortmanager und Gesellschafter teilnahmen.

2. Charakterisierung des Betriebes und der Anlagen:

Betriebserfahrungen auf dem Gebiet des Kunststoff-Recyclings liegen seit 1998 vor. Der Betrieb arbeitet unter seinem jetzigen Namen in diesem Standort seit dem 9.April 2005. Zur Zeit arbeiten 500 Beschäftigte in diesem Unternehmen, das der Letztverwertung von LDPE (Folie) dient. Der Betrieb ist nach ISO 9001 und ISO 14001 zertifiziert.

3. Inputmaterial:

Das Haupt-Input-Material besteht aus Ballen gepresster LDPE-Folie verschiedener Zusammensetzung und Qualität. Zur Zeit wird 100% des Inputs aus dem Ausland bezogen.

Soweit Material aus Europa eingeführt wird, gelangt es über die chinesischen Häfen Fuqing-Jiangyin, Xiamen und Fuzhou in den Betrieb.

4. Verwertungsmerkmale:

Es handelt sich um eine werkstoffliche Letztverwertung.

- [illegible] im Standort kann bis zu 7.000 t Input-Material aufnehmen.

Das Eingangslager im Standort kann bis zu [illegible] .

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Prüfbericht		Seite 4 von 6
Bericht-Nr.: 210-36-2112-08		

5. Prozessbeschreibung (LDPE-Recycling):

Das Inputmaterial wird mittels regelmäßig kalibrierter Brückenwaage gewogen, die Container über eine LKW-Rampe entleert und die Ballenware zwischengelagert (z.T. unter freiem Himmel).

Das LDPE-Inputmaterial wird in einer großen Halle durch ca. 150 Mitarbeiter manuell sortiert (nach Farbe und Verunreinigung, Aussortierung von Störstoffen und anderen Kunststoffen).

Die Sortierfraktionen (natur, color) werden in einer speziellen Halle gewaschen. Analog eines Schwimmbeckens stehen dafür 8 ca. 18m lange Bahnen zur Verfügung. Das Folienmaterial läuft dabei jeweils über Mühle und Friktionswäscher in den ersten Waschbahnabschnitt und wird hier mittels 2 Oberflächenbewegungselementen vorwärts transportiert. Über einen weiteren Friktionswäscher gelangt das Material jeweils in die zweite Hälfte der Waschbahn. Auch hier erfolgt der Materialtransport mittels zweier Oberflächenbewegungselemente, um schließlich über eine Transportschnecke in zwei parallel stehende Ballenpressen befördert zu werden.

Zur Zeit des Audits wurden 5 Waschbahnen genutzt (2x für color-mix/ ergibt später schwarzes Regranulat, 3x für natur/ ergibt später helles Regranulat). Dabei arbeiteten für jede Waschbahn 2 Mühlen mit Friktionswäscher und 2 Ballenpressen. Insgesamt stehen 12 Mühlen und 12 Ballenpressen zur Verfügung. D.h., es werden nie alle 8 Bahnen nach diesem Verfahren gleichzeitig genutzt. Jede dieser Bahnen hat eine Waschkapazität von 1t Material/h.

Die noch feuchten Folien-Ballen werden zwischengelagert und gelangen schließlich in die Extruderhalle. In 4 Reihen zu je 8 Extrudern mit Granulator und Abgasglocke werden hier die LDPE-Regranulate hergestellt. Um ein qualitatives Standardprodukt zu erzielen, werden Regranulate verschiedener Extruder in einem Mixer gemischt und danach in Säcke abgefüllt. Die Säcke werden mittels Sackwaage gewogen. Das Output-Material, Regranulate in Produktqualität, wird in einer Halle zwischengelagert.

Im Betrieb befindet sich ebenfalls ein Anlagen-Instandhaltungsbereich.

6. Anlagenbilanz:

Der Betrieb arbeitet 300 Tage im Jahr im 3-Schicht-System (je Schicht: 8 Stunden).

Daraus ergäbe sich bei Vorhandensein von 32 Extrudern mit einer Stundenkapazität von je 0,3 t eine maximale Verarbeitungskapazität von

32 (Anzahl Extruder) x 0,3 t/h x 7200 h/a = 69120 t/a LDPE-Regranulat.

Die gegenwärtige Verfügbarkeit liegt jedoch bei rund 40000 t/a. Das hängt auch von der Nutzung der vorgeschalteten Waschkapazität ab (siehe Pkt. 5).

7. Vermarktungsprodukte:

Das im Recycling-Prozeß erhaltene LDPE-Regranulat in Produktqualität wird an verschiedene Abnehmer vermarktet. Aussortierte Kunststoffe werden ebenfalls vermarktet.

8. Restabfallentsorgung

Aussortierte Verunreinigungen und Schlämme aus den Waschlinien werden ordnungsgemäß entsorgt (Verbrennung oder Deponie).

Das Waschwasser der Waschbahnen wird über eine 20-Kammer-Abwasseranlage hoher Kapazität gereinigt und dem Kreislauf wieder zugeführt. Im Gesamtsystem befinden sich rund 30000 m³ Wasser. Pro Tag werden zur Ergänzung 5000 m³ Frischwasser aus dem kommunalen Leitungsnetz zugesetzt.

9. Betrieblicher Arbeitsschutz und soziale Situation der Mitarbeiter

Mängel in der Arbeitssicherheit wurden bei der Betriebsbegehung nicht festgestellt. Die Mitarbeiter sind entsprechend der Spezifik ihres Arbeitsplatzes mit Arbeitsschutzmitteln, wie Arbeitsschutzkleidung, Schutzhelme, Hörschutz, Handschuhen, Mundschutz u.s.w., ausgestattet. Kinder arbeiten nicht im Betrieb. Für die Mitarbeiter wurden Versicherungen abgeschlossen. Im Betrieb befindet sich eine gut ausgestattete Wohnanlage (mit Sportmöglichkeiten) für auswärtige Mitarbeiter. Das Betriebsgelände wirkt ssuber und gepflegt (Grünanlagen).

10. Betrieblicher Brandschutz

Es wurden bei der Betriebsbegehung keine Mängel gegen den vorbeugenden Brandschutz festgestellt. Flucht- und Rettungswege sind erreichbar; Feuerlöscher geprüft.

11. Bewertung

Das TÜV-Zertifikat kann erteilt werden.

12. Nachbemerkung

Der Betrieb ist verpflichtet, während der Laufzeit des Zertifikates Abweichungen von den Anforderungen sowie Reklamationen von Kunden aufzuzeichnen und diese dem Sachverständigen spätestens beim Wiederholungsaudit vorzulegen.

TÜV Rheinland Cert GmbH		TÜV
Prüfbericht		Seite 6 von 6
Bericht-Nr.: 210-36-2112-08		

Betriebliche Änderungen, die die Zertifizierung berühren können, wie z.B. die Ausweitung der Produktion, Namensänderungen, die Verlegung des Standortes oder Änderungen im Verfahrensablauf sind der TÜV Rheinland Cert GmbH unmittelbar (möglichst im Vorfeld der nächsten Zertifizierung) zu melden.

Anlagen:

- Anlagenfließbild
- Satellitenaufnahmen vom Betrieb während der Aufbauphase (hier: Rundbauten / Verwaltung und Wohnunterkünfte für Mitarbeiter bereits vorhanden. Produktionshallen noch im Bau).

TÜV Rheinland Cert GmbH		TÜV
Anlagenfliessbild: LDPE-Folie-Recycling		Anlage 1
Bericht-Nr.: 210-36-2112-08		


Ballenöffnung
Man. Sortierung
Störstoffe, Verunreinigungen, sonstige Kunststoffe, Farbsortierung
12x Mühle (parall.)
12x Friktionswäscher (parall.)
8x Waschbahn(parall.)
8x Friktionswäscher (parall.)
8x Waechbahn(parall.)
12x Ballenpresse (parall.)
32x Extruder/Granulator
Regranulat-Mixer
Abfüllung / LDPE-Regranulat

Tuv Rheinland Cert Gmblt: Report No; 210-36-2112-08

Surveying the use of materials as of plastics in referring to relevant criteria of german regulations regarding pollution and environmental controls on the basis of paragraph 52/Krw/AbfG,) by considering the LAGA-guidelines concerning the demands of multiple electric current and its testing by experts of 17.01.2006 (here:obligations concerning paragraph 6, section 1,2,3 package V) as well as social standards SA-8000. Additionally the location and their domestic laws haad been considered.

For The Company:

Fuqing Topway Guanwei Plastics Industrial Co.Ltd.

Fuqing RongQiao Economic and Technological Development Zone,Taicheng Farm

Hongiu Town, Fuqing City. Fujian,China

By Tuv Rheinland Cert. gmbH

51105 Koln (Cologne)

Am Grauen Stein, Tel:0221/806-1393, fax:0221/806-1327

TUV Rheinland Cert. GmbH

Test report:

Report no. 210-36-2112-08

Company

Fuqing Topway Guanwei)

Plastics Industrial Co. Ltd

Fuqing Roug Qiao Economic and Technological Development Zone, Taicheng Farm,

Honglu Town, Fuqing City

Fujian, China

1. Test object
   Location;
   Fuqing Topway (Guanwei)Plastics Industrial Co. Ltd.

Development Zone, Taicheng Farm
Honglu Town, Fuqing City, Fujian China

GPS:025lat.47.090 N
119lat.18.372 O

Surveilling Company:	TUV Rheinland Cert GmbH
Controlling Auditor and Expert:	Dipl.-Chem. Bernhard Priesemuth
Reason for Audit:	(Certification Audit) (X) Recertification Audit
Date of Audit;	21.12.08
Date of Report	15.01.09
Result of this report:	Certificate can be issued
Technical Capacity:	at present: 40,000 t/a LDPE-Regranulat Output
Next Audit will be:	20.12.2010

Bernhard Priesmuth
Expert Auditor

TUV Rheinland Cert. GmbH
Test report:
Report No. 210-36-2112-08

Preliminary remarks and reasons for this undertaking

The TUV Rheinland GmbH had been engaged by the Company of :Hummel Brothers Recycling BV. Netherlands,to undertake a re-certifying process according the aforementioned requirements and principles of certification of the TUV Rheinland Cert GmbH in order to technically test and establish the full capacity of industrial plants to execute plastics- fractions.

An Audit took place on the 21.12.08 at the above location, by viewing and examining the factory documentation of equipment to process plastics- fractions as well as an inspection of the company facilities.
The following persons participated at the audit:
Mr. Chen Min. Cahirman of the Board(General Manager) of Fuqing (Guanwei)Plastics Industrial Co. Ltd.
Mr. Chen, Vice President, Fuqing Topway (Guanwei) Plastics Industrial Co. Ltd.
Mr. Priesemuth: Executive Auditor And Expert of the TUV Rheinland Cert. GmbH

During the company Audit, an extensive walk-through inspection of the firm took place, with the inspection of production facilities and work-environment, where further leading position managers and shareholders participated.

2. Description of the enterprise and their facilities:
   There exist experience in the fields of plastics recycling since 1998. The firm is working under its present name and its present location since April9.2005.

   There are 500 employees at the moment working in this plant, which serves to final use of LDPE(plastic foil). The plant is certified according to par.SO9001 and par.SO14001

3. The input –materials:
   The main In-put material consists of LDPE-Foil pressed into Bales of various composition and quality. At the present 100% of these materials comes from abroad. As far as materials that are European imports is concerned, they are imported through the Chinese ports of Fuging-Jiangyin, Xiamen and Fuzhou.

4. Characteristics of these materials:
   They represent the final phase of their re-use.
   The port location at the factory location can handle a capacity of up to 7,000 tons of the in-put material.

5. The LDPE-
   Processing description:
   The in-put material is by means of a regularly calibrated weigh station (bridge-Type) weighed, the containers are being emptied via a truck-ramp, and the bales are stored intermediately in an open –air location.
   The LDPE material is being sorted in a large warehouse manually by ca. 150 workers. Graded according to colour, degree of soiling. Eliminating toxic components and other plastics.
   The sorted fractions (natural, coloured) are washed in a special area. The size of a swimming pool with 8 of ca. 18 metres long runways are being provided for this purpose. The foil material is being fed over a mill and friction washer in the first phase of this washing process and is being moved forward by 2 surface propulsion elements, in order to finally being transported via a transporting coil into two parallel bale presses.
   At the time of the audit 5 washing lines were in use, (2 for colour-mix results in a later black granule, 3 for colourless washing lines result in eight granules rolling. For each washing line, there are 2 mills with friction washers and two bale presses. All together there are 12 mill and 12 bale presses that are provided.
   But in no instance are all 8 production lines being used simultaneously. Each of these lines has a washing capacity of 11 material bale per hour.

These still moist foil-bales are provisionally stored and eventually reach the extruder bales. Four rows with 8 extruders each, with granulators and gas extractors produce the LDPE- Re-granulates.
To obtain a quality standard product, the re-granulates of various extruders are mixed and filled into bags. These bags subsequently filled, weighed, and this out-put material,re-granulated production quality, is being interim stored in one of the storage facilities.
There is as well a company maintenance department in these headquarters.

6. The description of the production facilities:
   The factory work 300 days a year using a 3 shift system. Each work-shift of 8 hours.
   At an existence of 32 extruders with an hourly capacity of 0.3 tons a maximum production capacity of 32(number of extruders)X0.3 tonsX7200h/a=69120t/a LDPE-Regranulate
   The present availability is at approximately 40,000 tons/a. This depends as well of the usage of the pre-set washing capacity(see point 5)p.006

   TUV Rheinland Cert GmbH test report.
   Test report number :210-36-2112-08

7. Marketable products:
   The LDPE-Regranulate products contained in the recycling process in product quality is being sold to various clients. Extracted plastics are being marketed as well.

8.Treatment of residual waste materials:

Extracted waste materials and slime from the washing assembly lines are being properly disposed of (incineration or dumping)
The rising water running over the washing lines is being cleansed and filtered over 2D chamber waste-water purifier if a high capacity, and re-introduced to the washing circle. There is about 30,000m(cubic meter) of water in the system each day a loss of 5000m3 is being replaced from the communal water net system.

9. Work safety and social situation of the work force.
   Lack of workers safety has not been noticed. The workers are , according to their work stations, supplied with various protective clothing. Helmets, ear- protection, gloves, mouth guards ect. There is also insurance provided for the workers. There are as well appointed living quarters (with sport facilities) for the workers from out of town.
   The plants surroundings makes a clean and cared for impression. (green plants and trees)

10. Company fire protection:
    There were no short coming or complaints regarding preventative fire protective measures noted. Exit ways and emergency routes are easy to reach. Fire extinguishers had been tested.

11. Evaluation